Exhibit (e)

AMENDED AND RESTATED

DISTRIBUTION AGREEMENT

FOR

ALGER GLOBAL GROWTH FUND

September 9, 2003

As amended December 11, 2003, and restated May 19, 2015

Fred Alger & Company, Incorporated

360 Park Avenue South, Second Floor

New York, New York 10010

Dear Sirs:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Alger Global Growth Fund (the “Fund”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, has agreed that Fred Alger & Company, Incorporated (“FAC”) shall be, for the period of this Agreement, the distributor of shares of beneficial interest of the Fund.

1. Services as Distributor

1.1 FAC will act as agent for the distribution of each series of shares of beneficial interest of the Fund (the “Shares”) covered by the registration statement, prospectus and statement of additional information then in effect (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

1.2 FAC agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. FAC agrees to bear all selling expenses, including the cost of printing prospectuses and statements of additional information and distributing them to prospective shareholders.

1.3 All activities by FAC as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the “SEC”) or by any securities association registered under the Securities Exchange Act of 1934.

1.4 FAC will provide one or more persons during normal business hours to respond to telephone inquiries concerning the Fund.

1.5 FAC acknowledges that, whenever in the judgment of the Fund’s officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

1.6 As promptly as possible after the last day of each month that this Agreement is in effect, the Fund may make payments to FAC at an annual rate of up to 0.25% of the Fund’s average daily net assets represented by the Fund’s Class A and Class C Shares, such payments to be made in each case only out of the assets allocable to the Class A and Class C Shares, respectively. Such payments may be used for the purposes set forth under the caption “Shareholder Services” in the Fund’s Class A and Class C Distribution Plans, respectively.

1.7 As promptly as possible after the last day of each month that this Agreement is in effect, the Fund may make payments to FAC at an annual rate of up to 0.75% of the Fund’s average daily net assets represented by the Fund’s Class C Shares, such payments to be made only out of the assets allocable to the Class C Shares. Such payments may be used to finance any activity which is primarily intended to result in the sale of Class C Shares, as more fully discussed under the caption “Purpose” in the Class C Distribution Plan of the Fund.

1.8 FAC shall, at least quarterly, provide to the Board of Trustees of the Fund for their review a written report of the amounts expended under paragraphs 1.6 and 1.7 and the purposes for which such expenditures were made, and shall also provide such supplemental reports as the Trustees may from time to time request.

1.9 FAC acknowledges that the payments contemplated by paragraphs 1.6 and 1.7 are subject to the approval of the Fund’s Board of Trustees, that the Fund is not contractually obligated to make such payments in any amount or at any time, including any payments in reimbursement of FAC expenses, and that payments with respect to a particular class of shares of the Fund may be terminated by vote of a majority of the shares of that class of the Fund.

2. Duties of the Fund

2.1 The Fund agrees to execute at its own expense any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that FAC may designate.

2.2 The Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Fund and the Shares as FAC may reasonably request, all of which shall be signed by one or more of the Fund’s duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one of more of the Fund’s officers, shall be true and correct. The Fund shall also furnish FAC upon request with: (a) annual audits of the Fund’s books and accounts made by independent public accountants regularly retained by the Fund, (b) semi-annual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities in each Portfolio, (e) monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding the Fund’s financial condition as FAC may reasonably request.

3. Representations and Warranties

The Fund represents to FAC that all registration statements, prospectuses and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms “registration statement”, “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto that at any time shall have been filed with the SEC. The Fund represents and warrants to FAC that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. FAC may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of FAC’s counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from FAC to do so, FAC may, at its option, terminate this Agreement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving FAC reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

4. Indemnification

4.1 The Fund authorizes FAC to use any prospectus or statement of additional information furnished by the Fund from time to time, in connection with the sale of the Fund’s shares. The Fund agrees to indemnify, defend and hold FAC, its several officers and trustees, and any person who controls FAC within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that FAC, its officers and trustees, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of. or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Fund’s agreement to indemnify FAC, its officers or trustees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by FAC or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to FAC pursuant to paragraph 2.2 hereof; and further provided that the Fund’s agreement to indemnify FAC and the Fund’s representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its shareholders to which FAC would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of FAC’s reckless disregard of its obligations and duties under this Agreement. The Fund’s agreement to indemnify FAC, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund’s being notified of any action brought against FAC, its officers or trustees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund’s indemnity agreement contained in this paragraph 4.1. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by FAC. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by FAC, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case FAC does not approve of counsel chosen by the Fund, the Fund will reimburse FAC, its officers and trustees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by FAC or them. The Fund’s indemnification agreement contained in this paragraph 4.1 and the Fund’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of FAC, its officers and trustees, or any controlling person, and shall survive the delivery of any of the Fund’s shares. This agreement of indemnity will inure exclusively to FAC’s benefit, to the benefit of its several officers and trustees, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify FAC promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees in connection with the issuance and sale of any of the Shares.

4.2 FAC agrees to indemnify, defend and hold the Fund, its several officers and trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or trustees or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by FAC to the Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by FAC to the Fund and required to be stated in such answers or necessary to make such information not misleading .. FAC’s agreement to indemnify the Fund, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon FAC’s being notified of any action brought against the Fund, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to FAC at its executive office in New York, New York and sent to FAC by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. FAC shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on FAC’s part, and in any other event the Fund, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify FAC of any such action shall not relieve FAC from any liability that FAC may have to the Fund, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of FAC’s indemnity agreement contained in this paragraph 4.2. FAC agrees to notify the Fund promptly of the commencement of any litigation or proceedings against FAC or any of its officers or trustees in connection with the issuance and sale of any of the Shares.

5. Effectiveness of Registration

None of the Shares shall be offered by either FAC or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund’s obligation to redeem it shares from any shareholder in accordance with the provisions of the Fund’s prospectus, statement of additional information or articles of incorporation.

6. Notice to FAC

The Fund agrees to advise FAC immediately in writing:

(a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect or for additional information;

(b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;

(c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

(d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

7. Term of Agreement

This Agreement shall continue until December 11, 2004 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Fund’s Board of Trustees or (b) a vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Trustees of the Fund who are not interested in persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on sixty days’ written notice, by the Fund’s Board of Trustees or by vote of the holders of a majority of the Fund’s shares, or on ninety days’ written notice, by FAC. This Agreement will also terminate automatically in the event of its agreement (as defined in the 1940 Act and the rules thereunder).

8. Representation by the Fund

The Fund represents that a copy of its Agreement, and Declaration of Trust, dated February 14, 2003, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts.

9. Limitation of Liability

This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

10. Governing Law

This Agreement shall be governed by and construed in accordance with the laws (except the conflict of law rules) of the State of New York.

If the foregoing is in accordance with your understanding, kindly indicate your acceptance by signing and returning the enclosed copy hereof.

Very truly yours,

ALGER GLOBAL GROWTH FUND

By:	/s/ Hal Liebes

Accepted and Agreed:

FRED ALGER & COMPANY, INCORPORATED

By:	/s/ Hal Liebes